Exhibit 99.1

News Release CRESTWOOD MIDSTREAM PARTNERS LP 717 Texas Avenue, Suite 3150 Houston, TX 77002 www.crestwoodlp.com

Crestwood Midstream Partners LP Announces
Third Quarter 2011 Results
Another Strong Quarter with Record Gathering Volumes and Well Connects
HOUSTON, TEXAS, November 8, 2011 — Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood” or the “Partnership”) reported today its third quarter 2011 financial results.
Third Quarter Summary Results

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except as noted)	2011	2010	2011	2010
Net income	$13,058	$12,231	$32,661	$28,533
Net income, adjusted	$12,081	$12,231	$37,221	$28,533
Net income per unit (diluted basis)	$0.27	$0.38	$0.76	$0.90
Adjusted net income per unit (diluted basis)	$0.24	$0.38	$0.88	$0.90
Weighted average number of units outstanding (diluted basis)	39,504	31,561	36,540	31,783
Adjusted EBITDA	$29,123	$21,150	$79,525	$54,208
Adjusted distributable cash flow	$22,921	$17,596	$64,468	$45,774

Volumes gathered (MMcf)	56,964	33,391	147,283	88,797
Volumes processed (MMcf)	13,450	12,339	38,969	35,076
Based upon a 71 percent increase in total gathering volumes, Crestwood delivered a 38 percent increase in adjusted earnings before interest, income taxes, depreciation, amortization and accretion (“EBITDA”) to $29.1 million for the three months ended September 30, 2011, compared to adjusted EBITDA of $21.2 million for the third quarter 2010. Adjusted distributable cash flow increased 30 percent to $22.9 million in the recent quarter as compared to $17.6 million in the third quarter 2010. Adjusted distributable cash flow represented a 1.3 times coverage of the third quarter distribution of $0.48 per unit, payable on November 10, 2011.

-more-

NEWS RELEASE

“We are pleased to report another successful quarter for the Partnership with record gathering volumes reflecting the continued growth of our shale play strategy,” stated Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner. “We connected 61 new wells during the third quarter 2011, 133 new wells year to date and 167 new wells in the last twelve months, compared to 112 new wells connected in calendar year 2010. The volume improvement in the third quarter was most significant on our Alliance System in the Barnett Shale where throughput was up 65% year over year due to the continued expansion of the gathering system, the connection of new wells and the improvement of new wells due to longer laterals and more efficient completions by our producers. Volumes from the new systems acquired during 2011 contributed 18 percent of the third quarter 2011 total and should improve in future quarters based upon producer development plans and new pipeline construction projects currently underway and planned for the future.”
Phillips noted further, “We increased the third quarter 2011 distribution to $0.48 per unit, which represents a 14 percent increase over the $0.42 per unit distribution for the third quarter of 2010, due to continued increases in volumes, adjusted EBITDA and distributable cash flow. Crestwood’s largely fixed fee contract portfolio allows us to feel very comfortable with an increased distribution rate as we are maintaining a solid coverage ratio and investing excess distributable cash flow for the future with system expansions underway in both the Barnett Shale and Fayetteville Shale areas. Additionally, the recent acquisition of the Sabine System covering the Haynesville and Bossier Shale in Louisiana gives us an another world class shale play to expand as producers develop the acreage dedicated to our assets.”
Adjusted net income for the third quarter 2011 totaled $12.1 million, compared to $12.2 million during the third quarter 2010. Results for third quarter 2011 have been adjusted to exclude non-recurring items comprised of a $1.1 million gain recorded on the exchange of processing assets at Granite Wash and $0.1 million of transaction related expenses attributable to the acquisition of Tristate Sabine, LLC (“Tristate”) that closed on November 1, 2011.
Adjusted net income, adjusted net income per unit, adjusted EBITDA and adjusted distributable cash flow are non-generally accepted accounting principles (“non-GAAP”) financial measures. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

NEWS RELEASE

Review of Operating Performance
Operating revenues totaled a record $58.6 million for the third quarter 2011, compared to $30.4 million for the third quarter 2010 and $55.5 million in the second quarter 2011. Barnett Shale revenues increased $8.5 million, or 28 percent, from the third quarter 2010. The Fayetteville Shale and Granite Wash segments contributed revenues of $19.6 million, including $13.1 million from product sales attributable to gathering and processing contracts in the Granite Wash area. Crestwood also recorded a $1.1 million gain during the third quarter 2011 from the exchange of new processing plant equipment, acquired in the Frontier Gas Services LLC acquisition, with another midstream company. Crestwood is scheduled to receive its cryogenic processing plant by the second quarter 2012.
Gathering volumes for the third quarter 2011 averaged 619 million cubic feet per day (MMcf/d), as compared to 560 MMcf/d and 363 MMcf/d gathered during the second quarter 2011 and third quarter 2010, respectively. During the third quarter 2011 gathering volumes on the Alliance System, Cowtown System and Lake Arlington Dry System totaled 235 MMcf/d, 146 MMcf/d and 126 MMcf/d, respectively, representing increases of 65 percent, 8 percent and 47 percent, respectively, over the third quarter 2010. Gathering volumes from the Fayetteville Shale and Granite Wash assets totaled 101 MMcf/d for the third quarter 2011. This lower than expected throughput contribution reflected delays in producer drilling and completion activity during the quarter due in part to the continued transition services arrangements between producers Chesapeake Energy and BHP Billiton in the Fayetteville Shale area and the construction in progress of several gathering system laterals Crestwood has underway. In the Fayetteville Shale area, Crestwood connected nine wells in the third quarter 2011 compared to six wells in the second quarter 2011. Additionally, Crestwood spent growth capital of approximately $10 million in the Fayetteville Shale area during the third quarter 2011 on three new gathering laterals and an expansion of the downstream interconnect with Fayetteville Express Pipeline. These projects are expected to be completed in the fourth quarter 2011.
Operations and maintenance (“O&M”) expenses totaled $10.6 million in the third quarter 2011, compared with $6.6 million in the third quarter 2010. O&M expenses attributable to the Barnett Shale segment totaled $6.1 million in the third quarter 2011 while the Fayetteville Shale and Granite Wash segments contributed O&M expenses of $4.5 million in the third quarter 2011, which included approximately $2.8 million of expense related to leased compression and treating equipment. Crestwood has commenced the process of acquiring leased equipment in these areas when lease agreements expire and we expect this will lead to significantly lower O&M expense in the future.
General and administrative (“G&A”) expenses totaled $5.6 million in the third quarter 2011, compared with $2.7 million in the third quarter 2010, which was prior to Crestwood’s

NEWS RELEASE

acquisition of Quicksilver Gas Services on October 1, 2010. The increased G&A reflects the transition to a stand-alone midstream entity, increased personnel, new administrative systems and the increased scope of business activity to a national midstream entity.
Depreciation, amortization and accretion (“DA&A”) expense totaled $9.6 million in the third quarter 2011, compared with $5.7 million in the third quarter 2010. DA&A expense attributable to the Fayetteville Shale and Granite Wash segments acquired April 1, 2011, totaled $3.4 million during the third quarter 2011. The remaining $0.5 million increase compared to the prior year quarter was attributable to completed capital projects in the Barnett Shale segment.
At September 30, 2011, Crestwood had $428 million of debt outstanding, comprised of the $200 million principal amount of 7.75 percent fixed-rate senior notes, and $228 million of borrowings under its revolving credit facility. The weighted average interest rate of revolving credit facility borrowings was 3.6 percent at September 30, 2011. Effective April 1, 2011, Crestwood expanded the capacity under its revolving credit facility by $100 million, bringing total availability to $500 million.
Capital spending for the nine months ended September 30, 2011 totaled $31.3 million (excluding acquisition capital), comprised of $14.9 million in the Barnett Shale, $15.4 million in the Fayetteville Shale and Granite Wash assets and maintenance capital spending of $1.0 million. In the third quarter 2011, Crestwood spent $14.0 million on growth projects compared to approximately $8.6 million in the second quarter 2011. Growth capital spending in the recent quarter was focused on the Alliance System in the Barnett Shale and the Prairie Creek and Woolly Hollow gathering systems in the Fayetteville Shale area. For the full year of 2011, capital spending guidance is being revised lower to approximately $40 to $50 million, including approximately $2 to $3 million for maintenance capital projects, as certain projects on the Alliance System and in the Fayetteville Shale and Granite Wash areas are being delayed until the first half of 2012.
Conference Call
Crestwood will host a conference call for investors and analysts on Tuesday, November 8, 2011, beginning at 9:00 a.m. Central Time, to discuss the third quarter 2011 performance. Interested parties may participate in the call by calling 888-438-5448 and entering passcode 4556564. The conference call will also be webcast live and can be accessed through the Investor Relations section of our website at www.crestwoodlp.com.
A replay will be available for 30 days following the conference call by dialing 888-203-1112 and entering the replay passcode 4556564 or through the Investor Relations section on our website.

NEWS RELEASE

About Crestwood Midstream Partners LP
Houston, Texas-based Crestwood is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in North Texas, the Fayetteville Shale in Arkansas, the Haynesville/Bossier Shale in Louisiana, the Granite Wash area in the Texas Panhandle and the Avalon Shale area of Southeastern New Mexico. For more information about Crestwood LP, visit www.crestwoodlp.com.
Forward-Looking Statements
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s financial condition, results of operations and cash flows including, without limitation, changes in general economic conditions; fluctuations in natural gas prices; failure or delays by our customers in achieving expected production in their natural gas projects; competitive conditions in our industry; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; our ability to consummate acquisitions, successfully integrate the acquired businesses realize any cost savings and other synergies from any acquisition; fluctuations in the value of certain of our assets and liabilities; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; construction costs or capital expenditures exceeding estimated or budgeted amounts; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to our substantial indebtedness as well as other factors disclosed in Crestwood’s filings with the Securities and Exchange Commission. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010, our subsequently filed Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, for a more extensive list of factors that could affect results. The forward-looking statements included in this news release are made only as of the date hereof and we undertake no obligation to publicly update

NEWS RELEASE

or revise any of these forward-looking statements to reflect new information, future events or circumstances except to the extent required by law.
Investor Contact:
Mark Stockard
832-519-2207
mstockard@crestwoodlp.com
###

NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF INCOME
In thousands, except for per unit data — Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue
Gathering revenue — related party	$27,840	$20,670	$75,706	$55,464
Gathering revenue	8,007	1,710	17,908	4,165
Processing revenue — related party	7,183	7,372	21,723	20,625
Processing revenue	692	614	1,867	2,045
Product sales	14,893	—	29,326	—

Total revenue	58,615	30,366	146,530	82,299

Expenses
Operations and maintenance	10,573	6,564	26,165	19,979
Product purchases	13,482	—	26,010	—
General and administrative	5,566	2,652	17,996	8,112
Depreciation, amortization and accretion	9,595	5,689	23,981	16,696

Total expenses	39,216	14,905	94,152	44,787

Gain from exchange of property, plant and equipment	1,106	—	1,106	—

Operating income	20,505	15,461	53,484	37,512

Interest expense	7,100	3,185	19,925	8,808

Income from continuing operations before income taxes	13,405	12,276	33,559	28,704

Income tax provision	347	45	898	171

Net income	$13,058	$12,231	$32,661	$28,533

General partner interest in net income	$2,426	$743	$4,942	$1,777
Limited partners’ interest in net income	$10,632	$11,488	$27,719	$26,756

Basic income per unit:
Net earnings per limited partner unit — basic	$0.27	$0.40	$0.76	$0.94

Diluted income per unit:
Net earnings per limited partner unit — diluted	$0.27	$0.38	$0.76	$0.90

Weighted average number of common units outstanding:
Basic	39,388	28,502	36,424	28,502
Diluted	39,504	31,561	36,540	31,783
Distributions declared per unit (attributable to the period ended)	$0.48	$0.42	$1.38	$1.23

NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
In thousands, except for unit data — Unaudited

	September 30,	December 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$58	$2
Accounts receivable	7,373	1,679
Accounts receivable — related party	28,678	23,003
Prepaid expenses and other	2,254	1,052

Total current assets	38,363	25,736

Property, plant and equipment, net	682,000	531,371
Intangible assets, net	112,739	—
Goodwill	93,628	—
Other assets	18,132	13,520

Total assets	$944,862	$570,627

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable and other	$27,650	$2,917
Accrued additions to property, plant and equipment	7,873	11,309
Accounts payable — related party	1,918	4,267
Capital leases	2,672	—

Total current liabilities	40,113	18,493

Long-term debt	428,000	283,504
Long-term capital leases	4,610	—
Asset retirement obligations	10,822	9,877

Partners’ capital
Common unitholders (32,992,696 and 31,187,696,units issued and outstanding at September 30, 2011 and December 31, 2010)	294,756	258,069
Class C unit holders (6,452,233 and 0 units issued and outstanding at September 30, 2011 and December 31, 2010, respectively)	155,795	—
General partner	10,766	684

Total partners’ capital	461,317	258,753

	$944,862	$570,627

NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands — Unaudited

	Nine Months Ended September 30,
	2011	2010
Operating activities:
Net income	$32,661	$28,533
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	23,554	16,321
Accretion of asset retirement obligations	427	375
Deferred income taxes	—	171
Equity-based compensation	851	2,001
Non-cash interest expense	2,542	3,323
Gain from exchange of property, plant and equipment	(1,106)	—
Changes in assets and liabilities:
Accounts receivable	(5,359)	(620)
Prepaid expenses and other	(447)	(923)
Accounts receivable — related party	(5,675)	(8,117)
Accounts payable — related party	(2,349)	—
Accounts payable and other	23,366	3,809

Net cash provided by operating activities	68,465	44,873

Investing activities:
Capital expenditures	(31,256)	(52,470)
Proceeds from exchange of property, plant and equipment	5,943	—
Acquisitions, net of cash acquired	(349,662)	—
Distribution to Quicksilver for Alliance Midstream Assets	—	(80,276)

Net cash used in investing activities	(374,975)	(132,746)

Financing activities:
Proceeds from senior notes	200,000	—
Proceeds from credit facility	100,200	143,200
Repayments of credit facility	(155,704)	(30,100)
Debt issuance costs paid	(6,982)	—
Proceeds from issuance of Class C units, net	152,671	—
Proceeds from issuance of Common units, net	53,550	11,054
Contributions by partners	8,741	—
Distributions paid	(45,910)	(35,826)
Taxes paid for equity-based compensation vesting	—	(1,144)

Net cash provided by financing activities	306,566	87,184

Net cash increase (decrease)	56	(689)
Cash and cash equivalents at beginning of period	2	746

Cash and cash equivalents at end of period	$58	$57

NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP
OPERATING STATISTICS
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Volume Data:
Volumes gathered (MMcf)	56,964	33,391	147,283	88,797
Volumes processed (MMcf)	13,450	12,339	38,969	35,076
CRESTWOOD MIDSTREAM PARTNERS LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
In thousands, except for per unit data — Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income	$13,058	$12,231	$32,661	$28,533
Items impacting net income:
Gain from exchange of property, plant and equipment	(1,106)	—	(1,106)	—
Transition related expenses	129	—	3,166	—
Interest expense (bridge loan fees)	—	—	2,500	—

Adjusted net income	$12,081	$12,231	$37,221	$28,533

Net income per limited partner unit (diluted basis)	$0.27	$0.38	$0.76	$0.90
Items impacting net income	(0.03)	—	0.12	—

Adjusted net income per limited partner unit (diluted basis)	$0.24	$0.38	$0.88	$0.90

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income from continuing operations	$13,058	$12,231	$32,661	$28,533
Depreciation, amortization and accretion expense	9,595	5,689	23,981	16,696
Income tax provision	347	45	898	171
Non-cash interest expense	932	614	2,542	3,323
Non-cash equity compensation	286	667	851	2,001
Maintenance capital expenditures	(320)	(1,650)	(1,025)	(4,950)

Distributable cash flow	23,898	17,596	59,908	45,774
Add: Items impacting distributable cash flow	(977)	—	4,560	—

Adjusted distributable cash flow	$22,921	$17,596	$64,468	$45,774

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Total revenues	$58,615	$30,366	$146,530	$82,299
Operations and maintenance expense	10,573	6,564	26,165	19,979
Product purchases	13,482	—	26,010	—
General and administrative expense	5,566	2,652	17,996	8,112

Adjusted gross margin	28,994	21,150	76,359	54,208
Gain from exchange of property, plant and equipment	1,106	—	1,106	—

EBITDA	30,100	21,150	77,465	54,208
Items impacting EBITDA	(977)	—	2,060	—

Adjusted EBITDA	29,123	21,150	79,525	54,208
Less:
Depreciation, amortization and accretion expense	9,595	5,689	23,981	16,696
Interest expense	7,100	3,185	19,925	8,808
Income tax provision	347	45	898	171
Items impacting net income	(977)	—	2,060	—

Net income from continuing operations	$13,058	$12,231	$32,661	$28,533